Exhibit 99.1

EXECUTION VERSION

PRINCIPAL STOCKHOLDERS AGREEMENT

BY AND AMONG

SONUS NETWORKS, INC.

AND

THE OEP STOCKHOLDERS

OCTOBER 27, 2017

i

EXHIBITS AND SCHEDULES

Exhibit A: Form of Joinder Agreement

Exhibit B: Registration Rights Agreement

Schedule 1: Specified Person

ii

PRINCIPAL STOCKHOLDERS AGREEMENT

This Principal Stockholders Agreement (this “Agreement”) is made as of October 27, 2017 by and among Sonus Networks, Inc., a Delaware corporation (the “Company”), Heritage PE (OEP) II, L.P., a Cayman Islands exempted limited partnership (“OEP II”), Heritage PE (OEP) III, L.P., a Cayman Islands exempted limited partnership  (“OEP III”, and together with OEP II, the “Initial OEP Stockholders”), and any other stockholder who from time to time becomes party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”).

RECITALS

A.            On the Effective Date, the Company will issue shares of Common Stock to the Initial OEP Stockholders pursuant to the Merger Agreement, subject to the terms and conditions set forth therein.

B.            The parties hereto desire to enter into this Agreement to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company then or thereafter issued and outstanding and to be held by the parties to this Agreement and certain matters with respect to their investment in the Company.

AGREEMENT

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION I.                              DEFINITIONS

1.1          Drafting Conventions; No Construction Against Drafter.

(a)         Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting; (ii) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “date of this Agreement” refers to the date set forth in the initial caption of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) the headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (vi) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vii) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time; (viii) references to a Person are also to its permitted successors and assigns; (ix) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (x) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; and (xi) references to a federal, state, local or foreign law include any rules, regulations and delegated legislation issued thereunder.  If any date on which a party is required to make a payment or a delivery or take an action, in each case, pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery or take such action on the next succeeding Business Day.  Time shall be of the essence in this Agreement.  Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

(b)         The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.  No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

1.2          Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” shall mean with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including if the specified Person is a private equity fund, (i) any general partner of the specified Person and (ii) any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person; provided, however, that, for purposes of this Agreement, (A) neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the OEP Stockholders,  (B) no OEP Stockholder shall be deemed to be an Affiliate of the Company or any of its Subsidiaries, (C) each OEP Stockholder shall be deemed to be an Affiliate of each other OEP Stockholder, and (D) JPMorgan Chase & Co. and its controlled Affiliates shall be deemed to be affiliates of each of the OEP Stockholders, provided, however, no other affiliates of JPMorgan Chase & Co. shall be deemed affiliates of the OEP Stockholders other than those Persons described in clauses (i) or (ii). For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Baseline Amount” shall mean, as of a particular date, the lesser of (i) the number of voting Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, and (ii) the weighted average number of voting Shares held in the aggregate by the Stockholders in the two hundred fifty (250) Business Days prior to such date.

“Beneficial Ownership” by a Person of any securities means that such Person is a beneficial owner of such securities in accordance with Rule 13d-3 adopted by the SEC under the Exchange Act (provided that, for purposes of calculating “Beneficial Ownership” with respect to the restrictions set forth under Sections 3.1 and 4.1 and notwithstanding anything to the contrary in Rule 13d-3, a Person shall additionally be deemed to Beneficially Own any Common Stock or other securities that may be acquired by such Person upon the conversion, exchange or exercise of any warrants, options, rights or other securities convertible into Common Stock or other securities of the Company, whether such acquisition may be made within sixty (60) days or a longer period); provided, however, that, for purposes of this Agreement, the OEP Stockholders shall not be deemed to Beneficially Own any Shares or other securities issued to any Investor Designee by the Company in his capacity as such; and provided, further, that, for purposes of calculating Beneficial Ownership by a Person, Shares Beneficially Owned by such Person shall not be double-counted with Shares Beneficially Owned by such Person’s Affiliates and any Group in which such Person is a member.  The term “Beneficially Own” shall have a correlative meaning.

“Bylaws” shall mean the Company’s bylaws in effect as of the Effective Time, as amended from time to time.

“Charter” shall mean the Company’s certificate of incorporation in effect as of the Effective Time, as amended from time to time.

“Change of Control Transaction” shall mean any of the following occurring after the Effective Date: (i) a recapitalization, merger, share exchange, business combination or similar extraordinary transaction or series of related transactions as a result of which, the Persons that Beneficially Own the voting Shares of the Company (immediately prior to the consummation of such transaction or series of related transactions) would cease to (immediately after consummation of such transaction or series of related transactions) Beneficially Own voting Shares entitling them to vote a majority or more of the voting Shares in the elections of Directors at any annual or special meeting (or, if the Company is not the surviving or resulting entity, the equivalent governing body of such surviving or resulting entity); (ii) a sale of all or substantially all of the assets the Company (determined on a consolidated basis) in one transaction or series of related transactions; or (iii) the acquisition (by purchase, merger or otherwise) by any Person of Beneficial Ownership of voting Shares of the Company entitling that Person (together with its Affiliates and any Group in which such Person is a member) to vote a majority of the voting Shares, except any acquisition in the open market by any OEP Stockholder of voting Shares permitted by Section 3.1(b)(i).

“Common Stock” shall mean the common shares, par value $0.001 per share, of the Company.

“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.

“Company Information” shall mean the following Confidential Information: (i) financial information, financial projections and other financial estimates, (ii) Confidential Information shared by an OEP Stockholder as part of the general portfolio information of such OEP Stockholder that does not identify the Company; (iii) Confidential Information that is aggregated as part of such OEP Stockholder’s normal internal reporting or review procedures, including those of its parent entities; (iv) valuation projections and such other summary financial ratios and/or multiples calculated by an OEP Stockholder by reference to Confidential Information (without directly incorporating such Confidential Information), and (v) the number and type of Shares to be distributed in connection with a proposed or planned in-kind distribution and the value of such Shares at the time of distribution.

“Confidential Information” shall mean all information relating to the Company or the business, products, condition (financial or other), operations, assets, liabilities, results of operations, cash flows or prospects of the Company (whether prepared by the Company, its advisors or otherwise) that is delivered, disclosed or furnished by or on behalf of the Company on or after the date hereof, regardless of the manner in which it is delivered, disclosed or furnished.

“Director” shall mean a member of the Board of Directors.

“Effective Date” shall mean the Closing Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Group” shall mean, with respect to a Person, such Person together with any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Independent Director” shall mean, regardless of whether designated by the OEP Stockholders, a person nominated for or appointed to the Board of Directors who, as of the time of determination: (i) is independent for purposes of the Nasdaq Rules and the SEC rules; (ii) is not a current or former director, officer, partner or other senior-level employee (or other employee or consultant within the past 5 years) of, and does not otherwise then receive (and has not at any time received) any material compensation from, any OEP Stockholder or any of its Affiliates (but excluding (a) service for or compensation received from any former portfolio company of such OEP Stockholder or its Affiliate, and (b) compensation received in connection with a bona fide underwritten public offering performed on behalf of such OEP Stockholder or its Affiliate); and (iii) does not then serve (and has not at any time within the two (2) years prior to such time served) as a director, officer, employee or consultant of, and does not otherwise then receive (and has not at any time within the two (2) years prior to such time otherwise received) any compensation from, any portfolio company of any OEP Stockholder or any of its Affiliates, or any Person (or Group in which such Person is a member) that owns 15% or more of the total then issued and outstanding Shares of the Company, provided, however, the restrictions in (ii) and (iii) above shall not apply to (1) any person who (x) has served (but is not then serving) as an independent director of any portfolio company of any OEP Stockholder or any of its Affiliates in which such OEP Stockholder and its Affiliates, collectively, do not have (and have not had during the tenure of such person’s service as an independent director) a controlling interest or is serving as an independent director on the Board of Genband Inc. as of the date of the Merger Agreement, (y) was not nominated or designated by such OEP Stockholder or any of its Affiliates to serve on the board of directors of such portfolio company, and (z) would otherwise be independent under clause (ii) and (iii) but for his or her past service as an independent director of such portfolio company or (2) the person named on Schedule 1 hereto to the extent such person would otherwise be independent under clause (ii) and (iii) but for his past service as a consultant to any OEP Stockholder or any its Affiliates or any portfolio company thereof; provided further, the Nominating and Corporate Governance Committee may at any time waive the restrictions in (ii) and (iii) above with respect to the qualification as an Independent Director of any person nominated for or appointed to the Board of Directors.

“Initial Directors” shall have the meaning set forth in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger by and among Genband Holdings Company, Sonus Networks, Inc., the Company and the other parties thereto, dated as of May 23, 2017.

“Nasdaq Rules” shall mean the Nasdaq Stock Market Rules or other rules of a national securities exchange upon which the Company’s Common Stock is listed or to which it is then subject.

“Necessary Action” shall mean, with respect to a specified result, all actions necessary or desirable to cause such result, including (i) attending meetings in person or by proxy for purposes of obtaining a quorum, (ii) voting or providing (or causing the voting or providing of) a written consent or proxy with respect to all Shares then Beneficially Owned, (iii) causing the adoption of resolutions and amendments to the organizational documents of the Company, (iv) executing agreements and instruments and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“New Shares” shall mean any voting Shares of the Company or any of its subsidiaries, including Common Stock, whether authorized or not by the Board of Directors or any committee of the Board of Directors, and rights, options, or warrants to purchase any voting Shares, and securities of any type whatsoever that are, or may become, convertible into any voting Shares; provided, however, that the term “New Shares” shall not include: (i) Shares issued to employees, consultants, officers and directors of the Company, pursuant to any arrangement approved by the Board of Directors or the Compensation Committee of the Board of Directors; (ii) Shares issued as consideration in the acquisition of another business or assets of another Person by the Company by merger or purchase of the assets or shares, reorganization or otherwise; (iii) Shares issued pursuant to any rights or agreements, including convertible securities, options and warrants, provided, that either (x) the Company shall have complied with Section 5.1 with respect to the initial sale or grant by the Company of such rights or agreements or (y) such rights or agreements existed prior to the Effective Date (it being understood that any modification or amendment to any such pre-existing right or agreement subsequent to the Effective Date with the effect of increasing the percentage of the Company’s fully-diluted Shares underlying such rights agreement shall not be included in this clause (iii)); (iv) Shares issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company; (v) warrants issued to a lender in a bona fide debt financing; (vi) Shares registered under the Securities Act that are issued in an underwritten public offering; (vii) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Shares pursuant to clauses (i) through (vi) above; (viii) any issuance by a subsidiary of the Company to the Company or a wholly-owned subsidiary of the Company; and (ix) any issuance as to which the OEP Majority Interest (on behalf of the OEP Stockholders) elects to waive the rights set forth in Section 5.1.

“OEP Majority Interest” shall mean, at any given time, the OEP Stockholders holding a majority of the outstanding Shares held at that specified time by all OEP Stockholders.

“OEP Stockholders” shall mean (i) the Initial OEP Stockholders and (ii) any Permitted Transferee of any Initial OEP Stockholder described in clause (i) of the definition of “Permitted Transferee” (x) which is issued Shares or becomes the Beneficial Owner of any Shares or is Transferred any Shares by any other Person and (y) which becomes a party hereto by executing a Joinder Agreement; provided, however, that no Shares Beneficially Owned by any Investor Designee or officer or employee of the Company or its subsidiaries shall be deemed to be Beneficially Owned by the OEP Stockholders for the purposes of Sections II, III and IV of this Agreement.

“Permitted Transferee” shall mean, with respect to any OEP Stockholder, (i) any Affiliate of such OEP Stockholder or (ii) any direct or indirect member or general or limited partner of such OEP Stockholder that is the Transferee of Shares pursuant to a pro rata distribution of Shares by such OEP Stockholders to its partners or members, as applicable (or any subsequent Transfer of such Shares by the Transferee to another Permitted Transferee), in each case that becomes a party to this Agreement by executing a Joinder Agreement.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the date hereof, attached hereto as Exhibit B.

“Regulatory Requirement” shall mean any set of facts or circumstances arising after the date hereof that has resulted, or, based on the advice of legal counsel, would reasonably be expected by JPMorgan Chase & Co. to result, in the Beneficial Ownership by JPMorgan Chase & Co. or its Affiliates of any voting Shares causing (i) a material violation of Applicable Law by JPMorgan Chase & Co. or its Affiliates, (ii) a limitation under Applicable Law that will materially impair the ability of JPMorgan Chase & Co. or any of its Affiliates to operate in the ordinary course business or engage in their respective ordinary course business activities, or (iii) a requirement under Applicable Law that such voting Shares be Transferred to a third Person.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” shall mean, at any time, (i) shares of Common Stock and (ii) any other voting equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock or other equity securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Stockholders” shall mean the OEP Stockholders and any other stockholders who from time to time become party to this Agreement by execution of a Joinder Agreement.

“Transfer” shall mean any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal (whether by merger, consolidation or otherwise by operation of law) of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement; provided, however, that any Transfer of equity securities of any Person, including as a result of a change of control of such Person, that Beneficially Owns any equity securities of any OEP Stockholder shall not, by itself, be deemed a Transfer of Shares for the purposes of this Agreement, unless the equity securities of any OEP Stockholder constitute such Person’s primary asset or such Person was formed in contemplation of such Transfer.

“Transferee” shall mean the recipient of a Transfer.

1.3          Effectiveness.  This Agreement, and all rights and obligations hereunder, shall become effective upon the Effective Time.  Upon any termination of the Merger Agreement prior to the Effective Time, this Agreement shall terminate automatically and shall be of no force or effect.

SECTION II.                         BOARD MATTERS; CHIEF EXECUTIVE OFFICER

2.1          Board of Directors.  From and after the Effective Time:

(a)         Board Composition.  For as long as the OEP Stockholders in the aggregate continue to Beneficially Own at least ten percent (10%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the board of directors of the Company (the “Board of Directors”) shall be composed as follows:

(i)            The authorized number of directors on the Board of Directors shall be established and remain at nine (9) or such other number approved by the Board of Directors, including the approval of a majority of the Independent Directors.

(ii)           The OEP Stockholders holding an OEP Majority Interest shall have the right (but not the obligation) to designate as Directors, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, five (5) designees of the OEP Stockholders (the “Investor Designees”), at least two (2) of whom must, in the good faith determination of the Nominating and Corporate Governance Committee, qualify as Independent Directors; provided, that (A) from and after the first time that the OEP Stockholders in the aggregate Beneficially Own less than eighty percent (80%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the number of Investor Designees to be designated by the OEP Majority Interest (on behalf of the OEP Stockholders) shall be reduced to four (4) Directors, at least one (1) of whom must, in the good faith determination of the Nominating and Corporate Governance Committee, qualify as an Independent Director; (B) from and after the first time that the OEP Stockholders in the aggregate Beneficially Own less than seventy percent (70%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the number of

Investor Designees to be designated by the OEP Majority Interest (on behalf of the OEP Stockholders) shall be reduced to three (3) Directors, at least one (1) of whom must, in the good faith determination of the Nominating and Corporate Governance Committee, qualify as an Independent Director; (C) from and after the first time that the OEP Stockholders in the aggregate Beneficially Own less than fifty percent (50%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the number of Investor Designees to be designated by the OEP Majority Interest (on behalf of the OEP Stockholders) shall be reduced to two (2) Directors, neither of whom must qualify as an Independent Director; (D) from and after the first time that the OEP Stockholders in the aggregate Beneficially Own less than thirty percent (30%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the number of Investor Designees to be designated by the OEP Majority Interest (on behalf of the OEP Stockholders) shall be reduced to one (1) Director, who need not qualify as an Independent Director; and (E) from and after the first time that the OEP Stockholders in the aggregate Beneficially Own less than ten percent (10%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the OEP Stockholders shall have no right to designate any members of the Board of Directors.

(iii)          The Nominating and Corporate Governance Committee shall designate as Directors (A) the Company’s then serving Chief Executive Officer (the “CEO Director”), who initially shall be Raymond P. Dolan, and (B) such additional number of designees as constitutes the full Board of Directors.

(b)         Obligation to Vote.  For as long as the OEP Stockholders have a right to designate any members of the Board of Directors pursuant to Section 2.1(a):

(i)            The Company shall take all Necessary Actions within its control to cause the individuals designated in accordance with Section 2.1(a) to be nominated for election to the Board of Directors, shall solicit proxies in favor thereof, and at each meeting of the stockholders of the Company at which Directors are to be elected, shall recommend that the stockholders of the Company elect to the Board of Directors each such individual nominated for election at such meeting.

(ii)           Each OEP Stockholder shall take all Necessary Actions within its control to vote either (a) all shares affirmatively in favor of the election of each Person nominated to serve as a Director by the Board of Directors (including those designated in accordance with Section 2.1(a)), or (b) in the same proportion as the Shares not Beneficially Owned by OEP Stockholders are voted affirmatively in favor of, or to withhold authority with respect to the election of, each Person nominated to serve as a Director by the Board (including those designated in accordance with Section 2.1(a)).

(iii)          The Company and each OEP Stockholder shall take all Necessary Actions within its control to (A) effect or cause any removal required pursuant to Section 2.1(f), subject, in the case of a removal pursuant to clause (A) or (D) of Section 2.1(f)(i), to the prior direction or approval of the Nominating and Corporate Governance Committee, and (B) cause an appropriate successor to be elected or appointed to fill such vacancy pursuant to Section 2.1(a)(ii).

(c)         Nominee Qualifications.

(i)            Each Director shall, at the time of his or her nomination or appointment as a Director and at all times thereafter until such individual ceases to serve as a Director, meet and comply with, in the good faith determination of the Nominating and Corporate Governance Committee, any qualification criteria adopted by the Nominating and Corporate Governance Committee, including without limitation the requirements of Applicable Law, the Nasdaq Rules, the SEC rules and corporate governance policies adopted by the Board of Directors that are consistent with the terms set forth herein.

(ii)           In addition to the criteria set forth in Section 2.1(c)(i), each Independent Director shall, at the time of his or her nomination or appointment as a Director and at all times thereafter until such individual ceases to serve as a Director, qualify as an Independent Director in the good faith determination of the Nominating and Corporate Governance Committee.

(d)         Initial Designees.  The initial Investor Designees pursuant to the provisions of Section 2.1(a)(ii) shall be the Initial Directors determined pursuant to Section 2.6(a)(i) of the Merger Agreement and Section 2.6(a)(ii) of the Merger Agreement.  The initial designees pursuant to the provisions of Section 2.1(a)(iii) shall be the Initial Directors determined pursuant to Section 2.6(a)(iv) of the Merger Agreement, the Company Chief Executive Officer Designee (as defined in the Merger Agreement) and the Company Chairman Designee (as defined in the Merger Agreement), who shall serve as the initial Chairman of the Board of Directors with power and authority set forth in the Charter and the Bylaws and as otherwise delegated or agreed by the Board of Directors from time to time.

(e)         Procedures for Election.  Except as set forth herein, each Director shall be nominated for election and elected or appointed as provided in the Charter and Bylaws.

(f)          Removal and Vacancies.

(i)            Except as provided in Section 2.1(a)(ii) or as required by Applicable Law, the parties hereto agree that no Director designated pursuant to Section 2.1(a)(ii) above may be removed from office unless (A) such Director fails to meet the qualification criteria set forth in Section 2.1(c); (B) in the case of an Investor Designee, such removal is directed or approved by the OEP Majority Interest (on behalf of the OEP Stockholders); (C) in the case of the CEO Director, pursuant to Section 2.1(f)(iii); or (D) in the case of a Director designated pursuant to Section 2.1(a)(iii)(B), such removal is directed or approved by the Nominating and Corporate Governance Committee.

(ii)           If at any time any Director ceases to serve on the Board of Directors (whether due to death, disability, resignation, removal or otherwise), the Person or Persons that designated or nominated such Director pursuant to Section 2.1(a)(ii) or (iii) shall designate or nominate a successor to fill the vacancy created thereby on the terms and subject to the conditions of Section 2.1(a)(ii) or (iii).  In the event that the OEP Stockholders do not, pursuant to Section 2.1(a)(ii), have the right to designate an individual to fill such vacancy, then such vacancy may be filled as provided in the Charter and the Bylaws.

(iii)          If for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, the Company shall seek to obtain the immediate resignation of the CEO Director as a Director of the Company contemporaneously with such CEO Director’s termination of service to the Company as its Chief Executive Officer.  In the event such resignation is not effective within ten (10) days of such termination of service, upon the written request of the OEP Majority Interest (on behalf of the OEP Stockholders), the Company shall call a special meeting of stockholders or seek the written consents of stockholders, in each case to approve or consent to the removal of the CEO Director (to the extent permitted by Applicable Law, the Charter and the Bylaws).  Any employment agreement between the Company and the Chief Executive Officer of the Company shall contain a requirement that the Chief Executive Officer of the Company resign as the CEO Director contemporaneously with termination of his service as the Chief Executive Officer of the Company.  Notwithstanding anything to the contrary in the foregoing, an individual who formerly served as the CEO Director and/or Chief Executive Officer of the Company may be nominated, designated, and/or elected as a Director of the Company other than the CEO Director in accordance with Section 2.1(a) above.

(iv)          In the event that the OEP Stockholders cease to have the right to designate a person to serve as a Director pursuant to Section 2.1(a)(ii), if requested by a majority of the Directors then serving on the Board of Directors (other than any Investor Designees), that number of Directors for which the OEP Stockholders cease to have the right to designate to serve as a Director shall resign within one (1) month or, if earlier, such time as such Director’s successor is appointed or elected (provided that, subject to the requirements set forth in Section 2.1(a)(ii), the OEP Majority Interest shall have the authority to select which such particular Director or Directors will resign).

(g)         Expenses.  Each Director shall be entitled to reimbursement from the Company for his or her reasonable out-of-pocket expenses (including travel) incurred in attending any meeting of the Board of Directors or any committee thereof or governing body of any subsidiary of the Company or any committee thereof.

(h)         Indemnification; Insurance.  The Company shall not alter, in any manner adverse to the Investor Designees, any rights to indemnification and exculpation from liabilities currently afforded to members of the Board of Directors pursuant to the Charter, the Bylaws or any indemnification agreement, in each case, as in effect as of the Effective Time.  The Company shall use commercially reasonable efforts to continue to maintain in effect directors’ and officers’ liability insurance and fiduciary liability insurance with benefits, terms, conditions, retentions and levels of coverage that are at least as favorable, in the aggregate, to the insureds as provided in the Company’s existing policies as of the Effective Time.  The Company hereby acknowledges that certain Investor Designees may have rights to indemnification, advancement of expenses and/or insurance provided by Persons other than the Company and its subsidiaries (collectively, the “Indemnitors”).  The Company hereby agrees that, with respect to an action, suit or proceeding brought against an Investor Designee by reason of the fact that such Investor Designee is or was a director of the Company (A) the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Investor Designees are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Investor Designee are secondary), (B) the Company and its subsidiaries shall be required to advance the full amount of expenses incurred by any Investor Designee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, in each case, to the extent legally permitted and as required by the terms of this Agreement, the Charter, the Bylaws, and certificate of incorporation, certificate of formation, bylaws, limited partnership agreement or limited liability company agreement or comparable organizational documents of any of the Company’s subsidiaries (or any other agreement between the Company or any of its subsidiaries and any such Investor Designee related to indemnification), without regard to any rights such Investor Designee may have against the Indemnitors, and, (C) the Company and its subsidiaries irrevocably waive, relinquish and release the Indemnitors from any and all claims against the Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by an Indemnitor on behalf of an Investor Designee with respect to any claim for which such Investor Designee has sought indemnification from the Company or its subsidiaries shall affect the foregoing and the applicable Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Designee against the Company and its subsidiaries.

(i)          No Liability for Election of Recommended Directors.  To the fullest extent permitted by Applicable Law, neither the OEP Stockholders nor any Affiliate of the OEP Stockholders, shall have any liability as a result of designating an individual for election as a Director for any act or omission by such designated individual in his or her capacity as a Director of the Company, nor shall the OEP Stockholders have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

(j)          Eligible OEP Shares.  For the purpose of determining the number of the Investor Designees that the OEP Stockholders shall be entitled to designate pursuant to Section 2.1(a)(ii), the calculation of Shares held by the OEP Stockholders shall exclude all Shares acquired by the OEP Stockholders after the Effective Date, except for the Shares acquired by the OEP Stockholders after the Effective Date pursuant to the Preemptive Rights under Section 5.1.

2.2          Committees of the Board of Directors.

(a)         From and after the Effective Date, the Company shall, and each OEP Stockholder shall use its reasonable best efforts to, cause the Board of Directors to establish and maintain the following committees: (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Corporate Governance Committee and (iv) an Integration Committee (it being understood that the Integration Committee will only be maintained for such period of time as may be determined by the Board of Directors).  The Board of Directors may also establish and maintain any other committee as the Board of Directors shall determine in its discretion.

(b)         For as long as an Investor Designee meets the criteria of Section 2.1(c)(ii) as an Independent Director, such Investor Designee will be eligible to be appointed and remain on all committees established by the Board of Directors, including the Audit Committee, the Compensation Committee, the Integration Committee (if then in existence) and the Nominating and Corporate Governance Committee; provided that, for the avoidance of doubt, any Investor Designee on the Integration Committee need not be an Independent Director.

(c)         For as long as the OEP Stockholders (i) have the right to designate at least one (1) Director under Section 2.1(a)(ii), and (ii) designate at least one (1) Director who is an Independent Director:

(i)            The Nominating and Corporate Governance Committee shall be comprised of three (3) Independent Directors (A) who are selected by a majority of the Independent Directors then serving on the Board of Directors, (B) at least two (2) of whom are not Investor Designees, and (C) one (1) of whom who is an Investor Designee.

(ii)           The Nominating and Corporate Governance Committee shall determine the size and membership of each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and any committee of the Board of Directors established to consider any transaction between any OEP Stockholder or any of its Affiliates, on the one hand, and the Company, on the other hand, provided that such determination shall be subject in all cases to (A) the Company’s obligation to comply with any applicable independence requirements under the Nasdaq Rules and SEC rules (and in the case of the Nominating and Corporate Governance Committee, with such Investor Designees otherwise being Independent Directors) and compliance with the requirements of Section 162(m) of the Internal Revenue Code to have a compensation committee comprised solely of two (2) or more outside directors; (B) in the case of any committee of the Board of Directors established to consider any transaction between any OEP Stockholder or any of its Affiliates, on the one hand, and the Company, on the other hand, each member thereof being disinterested in the good faith determination of the Nominating and Corporate Governance Committee; and (C) to the extent consistent with the foregoing clause (A), for as long as the OEP Stockholders have the right to designate at least three (3) Directors under Section 2.1(a)(ii), at least one (1) member of each such committee shall be an Investor Designee.

(d)         No OEP Stockholder shall knowingly circumvent the director nominee process established by the Board of Directors’ Nominating and Corporate Governance committee in accordance with the terms of this Agreement through proxy solicitations or contests.

(e)         For so long as the Investor Designees that the OEP Stockholders are entitled to designate under Section 2.1(a)(ii) represent at least a majority of the Board of Directors, an Investor Designee designated by the OEP Majority Interest shall be the Chairman of each of the Compensation Committee, the Nominating and Corporate Governance Committee and the Integration Committee. The Investor Designee designated and appointed as the Chairman of the Integration Committee shall not be required to be an Independent Director.

(f)          Each provision of this Section 2.2 shall (unless such provision otherwise expires earlier in accordance with its terms) expire on such date as when the OEP Stockholders no longer have a right to designate any Investor Designees under Section 2.1(a)(ii).

2.3          Additional Management Provisions.

(a)         Each OEP Stockholder and the Company agrees and acknowledges that, subject to Applicable Law (including the Investor Designees’ fiduciary duties thereunder), the Investor Designees designated by the OEP Majority Interest may not share Confidential Information other than Company Information with the OEP Stockholders and their underlying direct or indirect members or controlling parent entities, or general or limited partners, each of whom have a need to know such information (each such party for purposes of this Section, a “Receiving Party”) and solely to be used in connection with the OEP Stockholders’ management of their ownership of the Shares (and for no other purpose).  As a condition to sharing such Company Information to a Receiving Party, each OEP Stockholder shall (i) require such Receiving Party to agree to be bound by confidentiality obligations substantially similar to (and no less restrictive than) those set forth in Section 2.3(b) as though it were a party hereto, and (ii) advise any such Receiving Party that such Company Information is being provided subject to limitations upon use and may include material non-public information and that applicable securities laws impose restrictions on trading securities when in possession of such information and on communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to trade in such securities. For the purposes of this section, the application of internal policies and procedures of JPMorgan Chase & Co. regarding confidentiality shall satisfy the conditions of sharing such Confidential Information under this section 2.3(a).

(b)         Each Receiving Party shall keep all Confidential Information confidential and will not, except as permitted below, without the prior written consent of the Company, disclose any Confidential Information; provided, however, that such Receiving Party may disclose Company Information only to the extent (and in the manner): (i) requested or required by Applicable Law or pursuant to judicial process (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process including pursuant to regulations of any applicable stock exchange), which such Receiving Party shall reasonably promptly notify the Company (if legally permitted) of the nature, scope and contents of such disclosure; (ii) required pursuant to a routine examination by any regulatory authority (including self-regulatory authority) not specifically targeted to the Company or the Company Information, which such Receiving Party shall, to the extent practicable and legally permissible, as applicable, (A) reasonably promptly notify the Company of the nature, scope and contents of such disclosure and (B) advise the applicable regulatory authority (including self-regulatory authority) of the confidential nature of such Company Information; (iii) used by such Receiving Party’s attorneys, auditors or professional consultants on behalf of the Receiving Party; or (vi) such information is required to be disclosed in connection with any litigation or disputes involving that such Receiving Party.  Notwithstanding any other provision hereof, with respect to each Receiving Party, the terms Confidential Information and Company Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by such Receiving Party in violation of this Section 2.3(b), (ii) was within such Receiving Party’s possession on a non-confidential basis prior to it being furnished or disclosed to such Receiving Party by or on behalf of the Company, provided that such Receiving Party did not know that the source of such information was bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information, (iii) becomes available to such Receiving Party from a source other than the Company or any of its Representatives, provided that such Receiving Party did not know at the time of receipt of such information that the source is bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information, or (iv) is independently developed by or on behalf such Receiving Party without use of the Confidential Information of the Company.  An OEP Stockholder shall be responsible for any breach of this Section 2.3(b) by any such Receiving Party to whom such OEP Stockholder provided Company Information to the same extent as if such breach had been committed by such OEP Stockholder.

(c)         The OEP Stockholders and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by Applicable Law, when the OEP Stockholders take any action under this Agreement, in their capacity as stockholders of the Company, to give or withhold its consent, the OEP Stockholders shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in its own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

(d)         Each of the parties covenants and agrees to take all Necessary Actions within its control to ensure that the Charter and the Bylaws do not, at any time, conflict with the provisions of this Agreement.

2.4          Certain Transactions.  For as long as the OEP Stockholders have a right to designate any Investor Designees under Section 2.1(a)(ii), the Company shall not enter into any agreement or transaction (including any Change of Control Transaction) with any OEP Stockholder or any of its Affiliates without obtaining the prior approval of a majority of the Independent Directors.

2.5          Removal of Chairman.  The initial Chairman of the Board of Directors shall serve during the period beginning on the Effective Date and ending on date of the Company’s first annual meeting of stockholders after the Effective Date. The Board of Directors may elect a replacement Chairman of the Board in connection with or following the Company’s first annual meeting of stockholders after the Effective Date, subject to the terms of this Agreement, the Charter and Bylaws.

SECTION III.                    STANDSTILL PROVISIONS

3.1          Standstill.

(a)         Except as expressly permitted herein, no Stockholder nor any of its Affiliates shall: (i) effect, agree, seek or make any proposal or offer with respect to, or announce any intention with respect to or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, directly or indirectly, (A) any acquisition of Beneficial Ownership of any Shares or any security that is convertible into Shares or any assets, indebtedness or businesses of the Company or any of its subsidiaries, (B) any financing of the acquisition of any Shares or any security convertible into Shares, (C) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries or assets of the Company or any of its subsidiaries constituting a significant portion of the consolidated assets of the Company and its subsidiaries, (D) any recapitalization, restructuring, liquidation, dissolution or Change of Control Transaction, or (E) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote any Shares or any consent solicitation or stockholder proposal, (ii) form, join or in any way participate in “a group” (as defined under the Exchange Act) with respect to the Company or enter into any voting agreement or otherwise act in concert with any Person or Group in respect of any voting Shares, (iii) except in accordance with this Agreement, otherwise act, alone or in concert with others, to seek representation on the Board of Directors (other than, in the case of a Stockholder that is not an OEP Stockholder, pursuant to non-public negotiations or discussions with the Company and the Board of Directors that would not reasonably be expected to cause the Company to make a public announcement under Applicable Law regarding the subject matter thereof or any of the types of matters set forth in clause (i) above); (iv) take any action which would or would reasonably be expected to cause the Company to make a public announcement under Applicable Law regarding any of the types of matters set forth in clause (i) above; (v) enter into any discussions or arrangements with any Person with respect to any of the foregoing; or (vi) request that the Company amend or waive any provision of this Section 3.1(a).

(b)         Section 3.1(a) shall not prohibit or prevent:

(i)            any acquisition of Beneficial Ownership of any Shares, or any security that is convertible into Shares, by any Stockholder or its Affiliates if such acquisition would not result in all Stockholders and their respective Affiliates in the aggregate Beneficially Owning a number of voting Shares that is greater than (A) one hundred twenty percent (120%) of the Baseline Amount, or (B) sixty percent (60%) of the number of voting Shares issued and outstanding as of such date (it being understood that any such acquisition pursuant to this clause (A) of Shares in excess of the number of Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement shall be permitted only if (x) prior to any such acquisition, the applicable Stockholder delivers to the Board of Directors written notice of the proposed acquisition and the material terms thereof, (y) such acquisition is made pursuant to open market purchases during Company-approved trading windows, and (z) a majority of the Independent Directors shall have determined not to cause the Company to repurchase a material percentage of Shares during such trading window);

(ii)           any Shares, or any security that is convertible into Shares, issued by the Company to Stockholders or their Affiliates pursuant to any stock split, stock dividend or the like effected by the Company;

(iii)          any acquisition of Beneficial Ownership of any Shares, or any security that is convertible into Shares, by any Stockholder or its Affiliates pursuant to Transfers effected on the Nasdaq Stock Market or other nationally recognized securities exchange following the issuance of any new voting Shares by the Company as consideration in the acquisition of another business or assets of another Person by the Company by merger or purchase of the assets or shares, reorganization or otherwise; provided, that immediately following such acquisition of Shares such Stockholder and its Affiliates, in the aggregate, do not Beneficially Own a percentage of the total issued and outstanding voting Shares that is greater than the percentage of Shares Beneficially Owned by such Stockholder and its Affiliates, in the aggregate, immediately prior to such issuance;

(iv)          any Shares issued (including pursuant to exercise of stock options granted) to any Investor Designee or any officer or employee of the Company or its subsidiaries in respect of such Director’s service on the Board of Directors or such officer’s or employee’s employment with the Company or its subsidiaries;

(v)           any acquisition of Beneficial Ownership of any Shares by an OEP Stockholder pursuant to the exercise of Preemptive Rights under Section 5.1;

(vi)          Transfers of Shares permitted by and made in accordance with Section IV;

(vii)         any acquisition of Beneficial Ownership of any Shares, or any security that is convertible into Shares, by any Stockholder or its Affiliates or any other action that would otherwise be prohibited by Section 3.1(a) if approved in advance by a majority of the Independent Directors then serving on the Board of Directors (including pursuant to any merger, acquisition or other transaction that is approved in advance by a majority of the Independent Directors then serving on the Board of Directors);

(viii)        any transaction, discussions, or arrangements solely between or among a Stockholder and its Affiliates; or

(ix)          any Director who is an Investor Designee from engaging, in his or her capacity as such, in confidential discussions with the Board of Directors regarding one or more transactions that would otherwise be prohibited by Section 3.1(a) so long as such discussions would not reasonably be expected to result in public disclosure by the OEP Stockholders or the Company under Applicable Law, including requirements of the SEC or any applicable stock exchange.

(c)         All of the restrictions set forth in this Section 3.1 shall terminate in respect of the Stockholders and their Affiliates upon the earlier to occur of:

(i)            the entry by the Company into a definitive agreement with any Person providing for a Change of Control Transaction; and

(ii)           such date as when the OEP Stockholders no longer have a right to designate any Investor Designees under Section 2.1(a)(ii).

(d)         Notwithstanding anything to the contrary in Section 6.2 and Section 6.7, the provisions of this Section III may not be terminated, amended or modified unless such termination, amendment or modification is approved by (i) at least six (6) Directors, or at least two-thirds of the members of the Board of Directors if the Board of Directors at such time does not have nine (9) Directors, and (ii) a majority of the Independent Directors.

3.2          Nonapplicability to Certain Affiliates.  Notwithstanding anything in this Agreement to the contrary, neither the standstill restrictions in Section 3.1(a) nor any other provision of this Agreement nor any other agreement between any of the OEP Stockholders or their Affiliates, on the one hand, and the Company or its subsidiaries, on the other, shall in any way restrict, prohibit or otherwise restrain

JPMorgan Chase & Co. and its Affiliates from operating in the ordinary course of business or engaging in their respective ordinary course business activities, whether through its corporate investment banking division, or asset and wealth management division, or otherwise.

3.3          Nonintervention by Company.  The Company shall not, and shall not permit any of its subsidiaries to, take any action that would directly impair the ability of the Stockholders or their Affiliates to exercise their rights under Section 3.1(b).

SECTION IV.                     TRANSFER RESTRICTIONS

4.1          Transfer Restrictions.

(a)         Except as otherwise approved by a majority of the Independent Directors then serving on the Board of Directors, during the period of one hundred and eighty (180) days after the Effective Date (the “Initial Lock-Up Period”), no Stockholder may Transfer any voting Shares that it Beneficially Owns to any Person, other than, in the case of OEP Stockholders, a Permitted Transferee or as may be required as a result of a Regulatory Requirement.

(b)         From and after the end of the Initial Lock-Up Period and until the third (3rd) anniversary of the Effective Date, except as otherwise approved by a majority of the Independent Directors then serving on the Board of Directors, no Stockholder may Transfer any voting Shares that it Beneficially Owns to any Person, other than a Permitted Transferee or, in the case of JPMorgan Chase & Co. and its controlled Affiliates, as may be required as a result of a Regulatory Requirement, if:

(i)            such Transfer (or series of related Transfers) involves more than fifteen percent (15%) of the then outstanding voting Shares; or

(ii)           such Transferee (together with its Affiliates), to the knowledge of such Stockholder, would Beneficially Own, after giving effect to such Transfer (or series of related Transfers), more than fifteen percent (15%) of the then outstanding voting Shares; provided, that the foregoing restriction shall not apply to a Transfer made by such Stockholder in a block trade (without knowledge by such Stockholder of the identity of the ultimate Transferee at the time of such Transfer) to a broker-dealer that is instructed by such Stockholder to comply with the Transfer restrictions of this Section IV with respect to any subsequent Transfer by such broker-dealer to the ultimate Transferee.

(c)         Until such time as when the OEP Stockholders no longer have a right to designate any Investor Designees under Section 2.1(a)(ii), and except as otherwise approved by a majority of the Independent Directors then serving on the Board of Directors, no OEP Stockholder may Transfer pursuant to Rule 144 under the Securities Act (other than in a privately negotiated sale, including block trades) any voting Shares that it Beneficially Owns if after giving effect to such Transfer (or series of related Transfers) such Stockholder (together with its Affiliates), in the aggregate, would Transfer more than one percent (1%) of the then outstanding voting Shares in any one (1) calendar quarter.  For the avoidance of doubt, the restrictions in this Section 4.1(c) do not apply to a bona fide public offering pursuant to an effective registration statement filed under the Securities Act, including pursuant to the Registration Rights Agreement.

(d)         The restrictions in Section 4.1(b) shall not apply with respect to any Transferee that agrees in writing to (and to cause any subsequent Transferee to) be bound by, and comply with, the terms and conditions of Sections 3.1 of this Agreement by executing a Joinder Agreement with respect to such Section or, in the alternative, enters into a separate agreement with the Company (the “Standstill Agreement”) that contains standstill restrictions that are at least as favorable to the Company as the terms of and conditions of Section 3.1; provided, however, that the terms and conditions of Section 3.1 or the corresponding requirements of the Standstill Agreement, as applicable, shall terminate and no longer apply with respect to any such Transferee (or subsequent Transferee, as the case may be) upon the earlier of (i) the third (3rd) anniversary of the Effective Date and (ii) such date as when such Transferee (or subsequent Transferee, as the case may be) and its Affiliates, in the aggregate, Beneficially Own not more than fifteen percent (15%) of the then outstanding voting Shares.  Upon notice given by the OEP Stockholder to the Company that the OEP Stockholder is exploring a potential transfer of its Shares, which notice shall be given to the Company at least fifteen (15) days prior to the proposed Transfer, the Company shall negotiate in good faith and use its commercially reasonable efforts to enter into a customary confidentiality agreement with any potential Transferee identified by the OEP Stockholder to the Company and to enter a Standstill Agreement and such other related and customary transfer documentation with a Transferee (as applicable).

(e)         Notwithstanding any restrictions in Section 4.1 (but subject to Section 2.4 and Section 4.2), each Stockholder shall be permitted to tender any voting Shares it Beneficially Owns pursuant to a public tender offer made to all holders of Shares so long as a majority of the Independent Directors then serving on the Board of Directors has recommended to the holders of Shares that they accept such tender offer and tender their Shares in such tender offer.

4.2          Change of Control Transactions.  The OEP Stockholders shall not enter into any definitive agreement with any Person providing for a Change of Control Transaction or participate in or in any way support, assist, facilitate or encourage any other Person to effect or seek, directly or indirectly, a Change of Control Transaction, including by Transferring any Shares in connection with a public tender or similar takeover offer made to all holders of Shares for all Shares, in each case, if as a result of such Change of Control Transaction the OEP Stockholders or their Affiliates would receive per Share consideration in excess of the per Share consideration to be received by the other holders of Shares (provided, however, that if the holders of Shares are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if each holder of Shares is granted identical election rights), except as otherwise approved by a majority of the Independent Directors then serving on the Board of Directors.

4.3          Legend.  Each OEP Stockholder consents to the placement of the following legend on any Certificate representing Shares:

“THE SALE OR OTHER DISPOSITION OF ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PRINCIPAL STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER 27, 2017, AS AMENDED FROM TIME TO TIME, AMONG CERTAIN OF THE STOCKHOLDERS OF THIS CORPORATION AND THIS CORPORATION (THE “AGREEMENT”).  A COPY OF THE AGREEMENT IS AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICE OF THIS CORPORATION.”

The Company may also place stop-transfer instructions in respect of such Shares with respect to such legend.

SECTION V.                          PREEMPTIVE RIGHTS

5.1          Preemptive Rights.

(a)         For as long as the OEP Stockholders have a right to designate two (2) or more Investor Designees under Section 2.1(a)(ii), each OEP Stockholder shall have the right to purchase, in accordance with the procedures set forth herein, its pro rata portion, calculated based on the percentage of the total issued and outstanding voting Shares owned by such OEP Stockholder immediately prior to issuance of the New Shares (“Pro Rata Portion”) of any New Shares that the Company may, from time to time, propose to sell and issue (hereinafter referred to as the “Preemptive Right”).

(b)         In the event that the Company proposes to issue and sell New Shares, the Company shall notify the OEP Stockholders in writing with respect to the proposed New Shares to be issued (the “New Shares Notice”).  Each New Shares Notice shall set forth: (i) the number of New Shares proposed to be issued by the Company and the purchase price therefor; (ii) each OEP Stockholder’s Pro Rata Portion of such New Shares; and (iii) any other material term (including, if known, the expected date of consummation of the purchase and sale of the New Shares).

(c)         The OEP Stockholders shall be entitled to exercise their right to purchase New Shares by delivering an irrevocable written notice to the Company within twenty (20) days from the date of receipt of any such New Shares Notice specifying the number of New Shares to be subscribed, which in any event can be no greater than each OEP Stockholder’s Pro Rata Portion of such New Shares at the price and on the terms and conditions specified in the New Shares Notice.

(d)         If any OEP Stockholder does not elect within the applicable notice period described above to exercise its Preemptive Rights with respect to any of the New Shares proposed to be sold by the Company, the Company shall have one hundred twenty (120) days after expiration of such notice period to sell such unsubscribed New Shares proposed to be sold by the Company, at a price and on terms no more favorable to the purchaser than those set forth in the New Shares Notice.  If the Company does not consummate the sale of the unsubscribed New Shares in accordance with the terms of the New Shares Notice within such one hundred twenty (120)-day period, then the Company may not issue or sell such New Shares unless it sends a new New Shares Notice and once again complies with the provisions of this Section 5.1 with respect to such New Shares.  A failure by any OEP Stockholder to exercise its Preemptive Rights with respect to any of the New Shares shall not waive such OEP Stockholder’s Preemptive Rights with respect to future issuances of the New Shares.

(e)         Each OEP Stockholder shall take up and pay for any New Shares that such OEP Stockholder has elected to purchase pursuant to the Preemptive Right upon closing of the issuance of the New Shares, and shall have no right to acquire such New Shares if the issuance thereof is not consummated.

SECTION VI.                     MISCELLANEOUS PROVISIONS

6.1          Reliance.  Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Date regardless of any investigation.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

6.2          Amendment and Waiver; Actions of the Board.  Any party may waive in writing any provision hereof intended for its benefit.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.  This Agreement may be amended only with the prior written consent of the OEP Majority Interest and the Company, including the approval of a majority of the Independent Directors.  Any consent given as provided in the preceding sentence shall be binding on all parties.  Further, with the prior written consent of the OEP Majority Interest, at any time hereafter Permitted Transferees may be made parties hereto, with any such additional parties shall be treated as “OEP Stockholders” or “Stockholders”, as applicable, for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.  Notwithstanding anything to the contrary in the foregoing sentences of this Section 6.2, (a) no provision of this Agreement that requires approval by any specified number of Directors or Independent Directors or portion of the Board of Directors may be amended, modified or waived without the approval of such specified number of Directors or Independent Directors or portion of the Board of Directors, as applicable, and (b) without limitation of the foregoing, no provision of this Agreement may be amended, modified or waived without the approval of a majority of the Independent Directors.

6.3          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by facsimile or email (with a written or electronic confirmation of delivery), if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day, in each case to the intended recipient as set forth below:

If to the Company:

Sonus Networks, Inc.

4 Technology Park Drive

Westford, MA 01886

Attention: Jeffrey M. Snider

Facsimile: 978 614 8101

Email:  jsnider@sonusnet.com

With a copy (which shall not constitute notice):

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA  02109

Attention:      Jay E. Bothwick

Joseph B. Conahan

Facsimile: (617) 526-5000

Email:  jay.bothwick@wilmerhale.com; joseph.conahan@wilmerhale.com

If to the OEP Stockholders:

c/o JPMC HERITAGE PARENT LLC

270 Park Avenue, 47th Floor

New York, NY 10017

Attn: Richard W. Smith

Facsimile: [ • ]

Email: rick.w.smith@jpmorgan.com

With a copy (which shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:      David S. Allinson

Thomas J. Malone

Facsimile: (212) 751-4864

Email:  [ • ]

If to any other Stockholder, at such Stockholder’s address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 6.3.

6.4          Counterparts.  This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

6.5          Remedies; Severability.  It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties shall be entitled to enforce their respective rights by bringing actions for specific performance or injunctive relief.  If any provision (or part thereof) of this Agreement is invalid, illegal or unenforceable, that provision (or part thereof) will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision (or part thereof) will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions (or parts thereof) of this Agreement will not in any way be affected or impaired thereby. If any provision (or part thereof) of this Agreement is so broad as to be unenforceable, the provision (or part thereof) shall be interpreted to be only so broad as is enforceable.

6.6          Entire Agreement.  This Agreement, the Exhibits and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

6.7          Termination.  This Agreement shall remain in effect until the earlier of (i) termination by written agreement of the OEP Majority Interest and the Company, including the approval of a majority of the Independent Directors, and (ii) such date as the OEP Stockholders, in the aggregate, Beneficially Own less than two percent (2%) of the issued and outstanding Shares.

6.8          Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.9          Successors and Assigns; Beneficiaries.  No party hereto may assign this Agreement, or any of its rights or obligations under this Agreement, to any Person without the prior written consent of the other parties.  Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and permitted assigns of the parties as contemplated herein.

6.10        Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.

(a)         Each of the parties hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement, the Transactions, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement, the Transactions, and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (collectively with Delaware Court of Chancery, the “Delaware Courts”).  Each of the parties hereto further agrees not to commence any litigation relating to this Agreement or the Transactions except in the Delaware Courts, waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.  The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b)         EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE OR OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN THE DELAWARE COURTS AND ANY CLAIM THAT ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 6.10. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

6.11        Further Assurances; Company Logo.  At any time or from time to time after the Effective Date, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.  The Company hereby grants the OEP Stockholders and their respective Affiliates permission to use the Company’s and its subsidiaries’ name and logo in marketing materials.

6.12        Competitive Opportunity.  If any Stockholder or any of its Affiliates acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Company could have an interest or expectancy (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, then, except with respect to any Competitive Opportunity described in the following sentence of this Section 6.12, the Company shall have no interest in, and no expectation that, such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that each Stockholder (other than any such

Stockholder who is bound by any employment, consulting, non-competition or other agreements that prohibit such actions) shall (i) have no duty to communicate or present such Competitive Opportunity to the Company and (ii) have the right to hold any such Competitive Opportunity for such Stockholder’s (and its agents’, partners’ or Affiliates’) own account and benefit or to recommend, assign or otherwise transfer such Competitive Opportunity to Persons other than the Company or any Affiliate of the Company. Notwithstanding the foregoing, as long as the OEP Stockholders have a right to designate an Investor Designee and to the extent that the Company identifies a Competitive Opportunity to an Investor Designee that (i) the Investor Designee and the OEP Stockholders did not have knowledge of prior to receipt of such notice, (ii) the Board of Directors resolves to cause the Company to pursue, and (iii) the Board of Directors determines the Company has or is reasonably capable of obtaining the requisite funding to pursue, then no OEP Stockholder may seek the assistance of such Investor Designee, and such Investor Designee shall not assist any OEP Stockholder, in pursuing such Competitive Opportunity until such time as the Company ceases to pursue such Competitive Opportunity.  Notwithstanding anything to the contrary contained in this Agreement or any other agreement, none of the provisions of this Agreement or any other agreement shall in any way limit the activities of the OEP Stockholders and their Affiliates in their businesses unrelated to the Company and its Subsidiaries or in making investments.

6.13        Recapitalization, Exchange, Etc. Affecting the Shares.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Shares or equity securities of any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Shares and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the Effective Date.

6.14        No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any document or instrument delivered in connection with this Agreement shall be had against any current or future director, officer, employee, agent, general or limited partner or member of any Stockholder or any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, it being expressly acknowledged that no personal liability whatsoever shall attach to, be imposed upon or otherwise be incurred by any current or future director, officer, employee, agent, general or limited partner or member of any Stockholder or any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties are signing this Principal Stockholders Agreement as of the date first set forth above.

COMPANY:

SONUS NETWORKS, INC.

By:	/s/ Raymond P. Dolan
Name: Raymond P. Dolan
Title: President and CEO

Signature Page to Principal Stockholders Agreement

INITIAL OEP STOCKHOLDERS:

HERITAGE PE (OEP) II, L.P.

By:	/s/ Richard W. Smith
Name: Richard W. Smith
Title: President

HERITAGE PE (OEP) III, L.P.

By:	/s/ Richard W. Smith
Name: Richard W. Smith
Title: President

Signature Page to Principal Stockholders Agreement

EXHIBIT A

Form of Joinder Agreement

By execution of this signature page, [                         ] hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Principal Stockholders Agreement, dated as of [ • ], 2017, by and among Sonus Networks, Inc., a Delaware corporation, Heritage PE (OEP) II, L.P., a Cayman Islands exempted limited partnership, Heritage PE (OEP) III, L.P., a Cayman Islands exempted limited partnership, and certain other parties named therein, as amended from time to time thereafter.

[NAME]

By:
Name:
Title:

Notice Address:

EXHIBIT B

Registration Rights Agreement

See attached.